                                                                  EXHIBIT 11.1

                           TEAM RENTAL GROUP, INC.
                      COMPUTATION OF PER SHARE EARNINGS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                               1994         1995
                                           -----------  -----------
PRIMARY EARNINGS PER SHARE
WEIGHTED AVERAGE NUMBER OF SHARES:
 Average common shares outstanding  ......   3,703,922    6,369,108
 Dilutive effect for options and warrants        8,750          N/A(b)
                                           -----------  -----------
 Weighted average shares outstanding  ....   3,712,672    6,369,108
                                           ===========  ===========
Net income ($000) ........................  $      250   $      337
                                           ===========  ===========
Primary income per share .................  $     0.07(a) $     0.05(a)
                                           ===========  ===========
FULLY DILUTED EARNINGS PER SHARE
WEIGHTED AVERAGE NUMBER OF SHARES:
 Average common shares outstanding  ......   3,703,922    6,369,108
                                           -----------  -----------
 Dilutive effect for options and warrants        8,750          N/A(b)
                                           -----------  -----------
Net income ($000) ........................  $      250   $      337
                                           ===========  ===========
Fully diluted income per share ...........  $     0.07(a) $     0.05(a)
                                           ===========  ===========

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   Note:

   (a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

   (b) The effects of options and warrants in the computation of primary and fully diluted earnings per share for the year ended December 31, 1995 was anti-dilutive.